SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      December 15, 1998


                         ANNTAYLOR STORES CORPORATION
                         ----------------------------
            (Exact name of registrant as specified in its charter)



    Delaware                1-10738                    13-3499319
    --------                -------                    ----------
(State or other            (Commission        (I.R.S. Employer Identification
 jurisdiction              File Number)        Number)
 of incorporation)


  142 West 57th Street, New York, NY                      10019
  ----------------------------------                      -----
(Address of principal executive offices)               (Zip Code)


                                (212) 541-3300
                                --------------
             (Registrant's telephone number, including area code)



                                       N/A
                         ------------------------------
          (Former name or former address, if changed since last report)






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



ITEM 5.  Other Events
         ------------

Plaintiffs Appeal of the Court's Dismissal of Novak v. Kasaks et al.
--------------------------------------------------------------------

      On or about December 15, 1998, the plaintiffs in the purported class action lawsuit captioned Novak v. Kasaks, et. al., No. 96 CIV 3073 (S.D.N.Y.
1996), filed a notice of appeal to the U.S. Court of Appeals, Second Circuit, seeking review of the decision issued in November by the U.S. District Court for the Southern District of New York that dismissed, with prejudice, the amended complaint filed by the plaintiffs in the referenced action.

      As previously reported, the amended complaint was filed in April 1998 against AnnTaylor Stores Corporation (the "Company"), its wholly owned subsidiary AnnTaylor, Inc. ("Ann Taylor"), present and former directors and officers of the Company and Ann Taylor, Merrill Lynch & Co. ("Merrill") and certain affiliates of Merrill, and related to the period commencing February 3, 1994 through May 4, 1995. The amended complaint alleged causes of action under Section 10(b) and Section 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. The District Court found that the amended complaint failed to state a claim upon which relief may be granted, and failed to plead fraud with particularity and an inability to do so.


                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AnnTaylor Stores Corporation


Date:  December 17, 1998      By: /s/  Walter J. Parks
       -----------------          -----------------------------
                                       Walter J. Parks
                                       Senior Vice  President -
                                       Chief Financial Officer &
                                       Treasurer